UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 23, 2005 (May 18, 2005)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 18, 2005, Wellsford Real Properties, Inc. (the “Company”) entered into a letter agreement (the “Employment Letter“) with Mark P. Cantaluppi, the Company’s Vice President, Chief Accounting Officer and Director of Investor Relations, providing for Mr. Cantaluppi’s continued employment through July 31, 2006, subject to automatic renewal for one-year periods unless either party elects to terminate not less than 60 days prior to the expiration of the then current term. The Employment Letter replaces a letter agreement entered into by the Company and Mr. Cantaluppi dated as of July 1, 2003.

In accordance with the Employment Letter, Mr. Cantaluppi will receive an annual base salary of $187,000, and minimum bonuses of 50% of his base salary for each full calendar year for which he is employed by the Company and a prorated bonus for each partial calendar year for which he is employed by the Company. If Mr. Cantaluppi’s employment is terminated by the Company for cause (as defined in the Employment Letter) or as a result of his disability (as defined in the Employment Letter), or as a result of Mr. Cantaluppi’s death or by Mr. Cantaluppi for any reason other than following a “change in control” as provided below, Mr. Cantaluppi will not be entitled to receive salary for periods following termination or, in the case of termination for cause, any unpaid bonus. If Mr. Cantaluppi’s employment is terminated other than by reason of cause or his disability, Mr. Cantaluppi shall be entitled to receive, in lieu of any salary, bonus or other compensation to which he would otherwise be entitled, a lump sum payment equal to the sum of twice the amount of his annualized salary for the full calendar year in which the event occurs and a pro rata portion of his minimum bonus for the calendar year in which the event occurs. Mr. Cantaluppi shall also be entitled to such lump sum payment if he terminates his employment following a “change in control” (as defined in the Employment Letter) of the Company and provided he has not been offered “comparable employment” (as defined in the Employment Letter) within 15 days after such change in control or, if after 180 days of such offer, the “comparable employment” conditions are no longer reasonably met and Mr. Cantaluppi terminates his employment on such basis.

This Form 8-K, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risk that certain terms included in the Employment Letter could be interpreted as expectations of profitability. Therefore, actual results could differ materially from those projected in such statements.

The Employment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		10.1	Employment Agreement, dated as of May 18, 2005, between Wellsford Real Properties, Inc. and Mark P. Cantaluppi.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi Vice President, Chief Accounting Officer
Date: May 23, 2005

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